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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-2940) of our reports dated March 26, 1996, on our audits of the consolidated financial statements and consolidated financial statement schedule of Titanium Metals Corporation and of our report dated March 26, 1996, on our examination of the pro forma condensed consolidated financial statement. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ COOPERS & LYBRAND L.L.P.


                                          COOPERS & LYBRAND L.L.P.

Denver, Colorado

May 31, 1996